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                                                                  EXHIBIT 3.107

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 03:00 PM 08/25/2000
                                                           001433108 - 3280072

                            CERTIFICATE OF FORMATION
                                       OF
                           PG INVESTMENTS TEN, L.L.C.

         The undersigned, an authorized natural person, for the purpose of forming a limited liability company, under the provisions and subject to the requirements of the State of Delaware (particularly Chapter 18, Title 6 of the Delaware Code and the acts amendatory thereof and supplemental thereto, and known, identified and referred to as the "Delaware Limited Liability Company Act"), hereby certifies that:

         FIRST: The name of the limited liability company (hereinafter the "limited liability company") is PG Investments Ten, L.L.C.

         SECOND: The address, of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation of PG Investments Ten, L.L.C. this 25th day of August, 2000.

                                               /s/ David F. Hannan
                                               ---------------------------------
                                               David F. Hannan
                                               Authorized Person

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                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 10/18/2000
                                                           001527132 - 3280072

                            CERTIFICATE OF AMENDMENT

                                       OF

                           PG INVESTMENTS TEN, L.L.C.

         1. The name of the limited liability company is PG INVESTMENTS TEN, L.L.C..

         2. The Certificate of Formation of the limited liability company is hereby amended as follows:

                     CHANGE NAME TO PEABODY ARCHVEYOR, L.L.C.

         IN WITNESS WHEREOF, the undersigned has executed this Certificate of Amendment of PG INVESTMENTS TEN, L.L.C. this 18(TM) day of OCTOBER, 2000.

                                 James C. Sevem
                      ------------------------------------
                      James C. Sevem, Assistant Secretary